SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

EMS TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

EMS TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 10, 2004

       Notice is hereby given that the Annual Meeting of Shareholders of EMS Technologies, Inc. (the “Company”) will be held at 11:00 a.m. local Atlanta time on May 10, 2004, at the Company’s EMS Wireless facility at 2850 Colonnades Court, Norcross, Georgia, for the following purposes:

1. To elect eight members of the Board of Directors to serve during the ensuing year;

2. To consider amendments to the Company’s 1997 Stock Incentive Plan; and

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      Only holders of record of common stock of the Company at the close of business on March 15, 2004, will be entitled to notice of and to vote at the Meeting or any adjournment thereof.

By Order of the Board of Directors,

William S. Jacobs
Secretary

Norcross, Georgia

April 2, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
ELECTION OF DIRECTORS
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION AND OTHER INFORMATION
AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN
AUDIT MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING
AVAILABLE INFORMATION

EMS TECHNOLOGIES, INC.

660 Engineering Drive, Technology Park/Atlanta,
Norcross, Georgia 30092

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 10, 2004

GENERAL INFORMATION

Shareholders’ Meeting

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EMS Technologies, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. local Atlanta time on May 10, 2004, at the Company’s EMS Wireless facility at 2850 Colonnades Court, Norcross, Georgia. This Proxy Statement is being mailed to shareholders on approximately April 2, 2004.

Matters to be Acted Upon

      The following matters will be acted upon at the Annual Meeting of Shareholders:

1. The election of eight members of the Board of Directors, each to serve a term of one year and thereafter until his successor is duly elected and qualified;

2. The approval of amendments to the Company’s 1997 Stock Incentive Plan to:

a. Increase by 200,000, from 1,250,000 to 1,450,000, the number of shares that may be issued;

b. Increase from 50,000 to 80,000 the number of shares that may be optioned to a single officer during a single calendar year; and

c. Provide that each non-employee director shall receive an automatic grant of an option for 3,000 shares for each year of service beginning with the first election for an additional term as a director, rather than with the sixth year; and

3. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

Revocation of Proxies

      A proxy form is enclosed herewith. Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by giving written notice of such revocation to the Secretary of the Company at 660 Engineering Drive, Technology Park/Atlanta, Norcross, Georgia 30092, or by executing and delivering to the Secretary of the Company a proxy bearing a later date. A proxy may also be revoked at the Annual Meeting by any shareholder present at the Annual Meeting who elects to vote in person.

Voting of Proxies

      When the enclosed proxy is properly executed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented thereby will be voted in favor of the eight nominees for election to the Board of Directors, and for approval of the proposed amendments to the 1997 Stock Incentive Plan. The Board of Directors does not know of any other business to be brought before the Meeting, and has not received notice of any such matter within the time periods specified in the Company’s Bylaws or in rules of the Securities and

Exchange Commission governing discretionary voting authority; it is intended that as to such other business, if any, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder.

      Only holders of record of issued and outstanding shares of common stock of the Company at the close of business on March 15, 2004, are entitled to notice of, or to vote at, the Annual Meeting. Each holder is entitled to one vote for each share of common stock held on the record date. On March 15, 2004, there were 11,073,591 shares of common stock outstanding and entitled to vote.

Cost of Solicitation

      The cost of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, facsimile transmission, or personal interview. In addition, Georgeson Shareholders Communications, Inc. has been engaged to provide soliciting assistance, principally in the nature of solicitation with respect to shares held by brokers, banks and institutional holders, at a cost of $6,000.

Shareholder Proposals for the 2005 Annual Meeting

      Any proposals by shareholders intended to be included in the proxy materials for the 2005 Annual Meeting must be received by the Company at its principal executive offices, attention of the Secretary, no later than December 3, 2004.

      In addition, for any proposal or nomination that a shareholder wishes to present at the Meeting but is not seeking to have included in the Company’s proxy materials, notice as required by the Company’s Bylaws (including the information specified in the Bylaws) must be received by the Secretary no later than March 11, 2005; if such notice is not timely received, the matter or nomination will not be considered at the 2005 Annual Meeting.

ELECTION OF DIRECTORS

      The Company’s Bylaws provide that the number of members of the Board of Directors shall be determined by the Board, which has set that number at eight. Unless otherwise directed, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in favor of the election of the eight persons named below as directors of the Company. Each such person will serve until the next Annual Meeting of Shareholders and thereafter until his successor is elected and has qualified. In case any named nominee should become unable to serve, or for good cause will not serve, the persons named in the proxy will have the right to use their discretion to vote for a substitute or substitutes or to vote only for the remaining nominees.

      Assuming the presence of a quorum at the Meeting, the nominees will be elected by favorable vote of a plurality of the shares actually voted. Abstentions and broker non-vote shares will be considered as present for the purposes of determining the presence of a quorum, but will not otherwise be considered in determining the outcome of the vote. Shares for which authority to cast a favorable vote is affirmatively withheld will be treated as voting shares in determining whether the requisite plurality has been achieved.

      The following table lists the nominees and their ages, their other positions with the Company, their principal occupations at present and during at least the past five years, and the year each was first elected as a director. All nominees are currently directors of the Company.

		Year First
Name and Principal Occupation		Elected
for the Last Five Years	Age	Director

Hermann Buerger	60	2003
Until 2004, Regional Board Member and CEO of the Americas, Commerzbank AG, where Mr. Buerger held various management positions over a 30-year career. Mr. Buerger has been a member of the International Advisory Board of Unibanco of Sao Paulo, Brazil (2002–2004), and of the Advisory Board of the Wharton Real Estate Center (1997–2004).

		Year First
Name and Principal Occupation		Elected
for the Last Five Years	Age	Director

Robert P. Crozer	57	2003
Chairman of Wahyam Capital, LLC, a private investment firm, since March 2001. Mr. Crozer has been a member of the board of directors of Flowers Foods, Inc. and its predecessor, Flowers Industries, Inc., since 1989, and served as Flowers’ Vice Chairman from 1989 until March 2001. Flowers is one of the country’s largest producers of bakery and dessert products. Mr. Crozer also served as a director of Keebler Foods Company from 1996 until March 2001, and as Chairman of the Board of Directors of Keebler from 1998 until March 2001.
John P. Frazee, Jr.	59	2002
Private investor (since 2001). Previously, Mr. Frazee served as Chairman (1999–2001) of Vast Solutions, Inc., a provider of wireless data products and services, and as Chairman, President and CEO (1997–1999) of Paging Network, a wireless messaging company. Earlier in his career, Mr. Frazee was Chairman and CEO of Centel Corporation at the time of its March 1993 merger with Sprint Corporation, of which he served as President and COO until September 1993. Mr. Frazee is also a director of Cabot Microelectronics Corp., a provider of high-performance materials used in the manufacturer of integrated circuit devices.
Alfred G. Hansen	70	1999
Chief Executive Officer (since January 2001) and President (since January 2000) of the Company, and its Chief Operating Officer from January 2000 to January 2001. From 1998 through 1999, Mr. Hansen was President of A.G. Hansen Associates, Inc., Marietta, Georgia, an aerospace marketing and manufacturing consultant. From 1995 to 1998, Mr. Hansen served as Executive Vice President of Lockheed Martin Aeronautical Systems, with broad operational responsibilities for its aerospace business, and as a Vice President of its parent company, Lockheed Martin Corporation. Mr. Hansen retired from the U.S. Air Force in 1989 as a four-star General, serving in his last assignment as Commander of the Air Force Logistics Command.
John R. Kreick, Ph.D.	59	2003
Private consultant on defense electronics matters (since 1998), and Chairman of the Board of Draper Labs, a research center for NASA and the Department of Defense (since 2001). From 1988 until March 1998, Dr. Kreick was President of a leading defense electronics firm, the Sanders division of Lockheed Martin Corporation, and was also a Lockheed Martin Vice President. Dr. Kreick also serves (since 1998) as a director, and for five months during 2003 served as Chief Executive Officer, of The Pennichuck Corporation, a holding company for water-service utilities and real estate development in New Hampshire. He holds his Ph.D. in theoretical physics.
John B. Mowell	69	1984
Chairman of the Board of the Company (since 2001); President, Mowell Financial Group, Inc., Tallahassee, Florida, an investment counseling firm.
Norman E. Thagard, M.D.	60	1998
Since 1996, Professor, Bernard F. Sliger Eminent Scholar Chair, Florida State University, Associate Dean of College Relations, College of Engineering, Florida A&M University — Florida State University, and aerospace consultant. From 1978 until 1996, Dr. Thagard served as a NASA astronaut, participating in four Shuttle missions and one mission aboard the Russian Mir Space Station, for a total of 140 days in space. He holds advanced degrees in engineering science and as a doctor of medicine.

		Year First
Name and Principal Occupation		Elected
for the Last Five Years	Age	Director

John L. Woodward, Jr.	57	2003
Since 2003, Associate Partner, Accenture, a global management consulting, technology services and outsourcing company. Retired (2002) from the U.S. Air Force as a Lieutenant General with 34 years’ experience. During his Air Force career, Mr. Woodward held a wide variety of positions related to communications and command and control systems, including experience with space operations and acquisition management. His last assignment prior to retirement was as Deputy Chief of Staff for Communications and Information, and Deputy Chief Information Officer, at Air Force Headquarters in Washington D.C. (2000–2002).

The Board of Directors

      The Company’s Board of Directors currently comprises the eight nominees identified above, all of whom, other than the CEO, Mr. Hansen, have been determined by the Board to be “independent” within the meaning of the listing standards of The NASDAQ Stock Market, Inc. During the last fiscal year, the Board held eight meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board and of all committees on which he served.

      The Company encourages the members of its Board to attend the Annual Meeting of Shareholders, and seeks to schedule Board meetings in a manner that facilitates such attendance. At the Annual Meeting held in 2003, seven of the Board members then serving were in attendance.

      Shareholders who wish to communicate with members of the Board of Directors may do so by mail addressed to the Chairman of the Board, c/o the Secretary, at the address for the Company’s principal executive offices appearing on the first page of this Proxy Statement. Items so addressed will be forwarded unopened to the Chairman.

      Audit Committee. The Audit Committee is currently composed of Messrs. Buerger (Chairman), Crozer, Frazee and Mowell. Additional information about the Audit Committee, its responsibilities, and its membership during the past year, appears below, at “Audit Committee.”

      Compensation Committee. The Board of Directors has designated a Compensation Committee, which comprises Messrs. Frazee (Chairman), Crozer and Mowell and Dr. Kreick. This committee reviews and recommends to the Board compensation and benefits for the Company’s executive officers, administers the Company’s stock option plans with respect to the participation of employees who are officers or directors, and is responsible for reviewing and approving any related party transactions involving the Company. The Compensation Committee met four times during the last fiscal year, and its report concerning 2003 executive compensation appears below, under “Executive Compensation and Other Information.”

      Nominating and Governance Committee. The Nominating and Governance Committee consists of Messrs. Mowell (Chairman) and Frazee and Dr. Thagard. This committee is responsible for reviewing and evaluating potential members of the Board of Directors, for considering the qualifications to be sought in Board members, and for reporting to the full Board its recommendations with respect to these matters, and with respect to compensation of non-employee Board members. The Nominating and Governance Committee is also responsible for reviewing, and for reporting to the full Board, concerning the Company’s practices and policies for the allocation and exercise of corporate authority by and among the Board and its committees and the senior corporate officers. This Committee’s Charter is available on the Company’s website, at www.ems-t.com, under the link for “Investor Relations.”

      Each of the members of the Nominating and Governance Committee is “independent” as defined by the listing standards for The NASDAQ Stock Market, Inc. During 2003, the members of this Committee met on three occasions, and also frequently conferred on an informal basis, for the purposes of identifying and evaluating potential candidates, and of formulating the Committee’s recommendations to the full Board.

      In seeking and evaluating prospective members of the Board, the Nominating and Governance Committee considers the nature and scope of the Company’s business activities, and the capacity of the Board to provide oversight and positive contributions in areas of particular significance to the long-term creation of shareholder value. Areas of experience and capability that the Committee particularly believes should be represented on the Board include finance and accounting; technology related to the Company’s wireless communications businesses; the telecommunications, space and defense industries; and business and manufacturing operations. The Committee believes that individual candidates should also demonstrate proven success in business environments, high levels of commitment, adequate availability to actively participate in the Board’s affairs, and high levels of integrity and sensitivity to current business and corporate governance trends. Before recommending a candidate to the full Board, all members of the Committee will participate in meetings with the candidate, and the Committee also seeks to arrange meetings between the candidate and other Board members.

      Candidates are typically identified by other Board members or in Board-member discussions with third parties, and the Committee will consider individuals recommended by shareholders. A shareholder who wishes to recommend a candidate for consideration by the Committee should do so in writing addressed to the Committee Chairman at the Company’s address appearing on Page 1 of this Proxy Statement. Candidates recommended by shareholders will be considered according to the same standards of perceived Company need and potential individual contribution as are applied to candidates from other sources.

      Other Committees. Other committees on which various directors serve are the Finance Committee, comprising Messrs. Mowell (Chairman), Buerger, Crozer and Frazee, which advises management and the Board on matters of financial resources and capital structure; the Science and Technology Committee, comprising Drs. Thagard (Chairman) and Kreick and Messrs. Hansen and Woodward, which has authority to review and make recommendations concerning scientific and technological trends and perceived opportunities for the Company’s technological capabilities; and the Stock Incentive Plan Committee, comprising Messrs. Hansen (Chairman), and Frazee, which is generally responsible for administering the Company’s stock option plans with respect to the participation of employees who are not officers or directors.

Compensation and Other Arrangements with Directors

      Subject to partial or full deferral into deferred stock units, as described below, each director who is not an employee of the Company is paid a $21,000 annual retainer (in quarterly installments), $2,000 per board meeting attended ($500 for telephonic participation), and $1,000 for all committee meetings (in-person or telephonic) except of the Stock Incentive Plan Committee. The Company’s employee-director, Mr. Hansen, does not receive fees for his participation in meetings. Travel expenses are paid to out-of-town directors.

      The Company pays additional compensation to Mr. Mowell, in the amount of $60,000 per year, for his services as non-employee Chairman of the Board, and to Mr. Buerger, in the amount of $6,000 per year, for his services as Chairman of the Audit Committee.

      The Company grants to its non-employee directors options to acquire shares of its common stock. These options include an initial grant of 15,000 shares, vesting 3,000 shares per year for the first five years of participation, and subsequent grants of 3,000 shares per year (vesting at the end of six months of further service) beginning in the sixth year of participation. All options are granted at the fair market value of the common stock on the date of grant (which automatically occurs at the date of election). The exercise price (together with any applicable taxes) may be paid in cash, by delivery of shares of common stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock. Upon the optionee ceasing to be a director for any reason, these options terminate and are forfeited to the extent that they are not exercisable at that time. Once exercisable, these options are non-forfeitable and remain exercisable until the tenth anniversary of the date of grant.

      During 2003, the Company established its Deferred Compensation Plan for Non-Employee Directors. Under this Plan, each non-employee director must defer 40% of the annual retainer into deferred stock units valued at the date the cash retainer would otherwise have been paid, and may also at the director’s election defer all other amounts paid for service on the Board or its committees. Deferred amounts are payable after the director is no longer a member of the Board, or after five years in the case of elective deferrals, subject to the director’s right to further defer payment. When payable, the value of each stock unit is paid in cash in an amount equal to the value at the time of payment of the Company’s common stock. The deferred stock units have no minimum guaranteed value, accrue no minimum level of income, and have no voting rights.

      At the time that the Company established the Deferred Compensation Plan for Non-Employee Directors, the Directors’ Stock Purchase Plan was terminated. Under that Plan, each non-employee director could elect to purchase, at the then-current market price, Company common stock with all or a portion of the cash compensation the director would otherwise receive for service on the Board or its committees. Participants in the Plan also received additional options to acquire common stock, based on their levels of participation. The additional options were granted automatically every six months, at the market price on the date of grant, in an amount having a Black-Scholes value at that time equal to 25% of the compensation that the director applied to stock purchases during the preceding six months. The options became exercisable after six months, and expire on the sixth anniversary of grant.

SECURITY OWNERSHIP

      The following table sets forth certain information concerning shares of the Company’s common stock beneficially owned as of March 15, 2004, by the Company’s directors and named officers, and as of December 31, 2003, by persons who beneficially own more than 5% of the common stock. Except as otherwise indicated, each person possessed sole voting and investment power with respect to the shares shown.

	Amount of		Approximate
Name	Beneficial Ownership		Percent of Class

Kopp Investment Advisors, Inc.	1,998,051	(1)	18.3%
6500 Wedgewood Road
Maple Grove, MN 55311
Dimensional Fund Advisors, Inc.	766,618	(2)	7.0%
1299 Ocean Avenue
Santa Monica, CA 90401
Eagle Asset Management Inc.	590,549		5.4%
880 Carillon Parkway
St. Petersburg, FL 33733-0520
Investment Counselors of Maryland	565,925		5.2%
803 Cathedral Street
Baltimore, MD 21201-5297
Hermann Buerger	5,117	(3)	*
Robert P. Crozer	6,000	(3)	*
John P. Frazee, Jr.	15,000	(3)	*
Alfred G. Hansen	299,825	(3)	2.6%
John R. Kreick	3,406	(3)	*
John B. Mowell	68,538	(3)	*
Norman E. Thagard	16,680	(3)	*
John L. Woodward, Jr.	4,267	(3)	*
Don T. Scartz	83,751	(3)	*
Neilson A. Mackay	46,546	(3)	*
James S. Childress	28,091	(3)	*
William S. Jacobs	71,510	(3)	*
All directors and executive officers as a group (16 persons)	739,027	(3)	6.4%

*	Percentage of shares beneficially owned does not exceed 1%

(1)	Kopp Investment Advisors, Inc. has advised that, as to 1,249,551 shares, it exercises investment discretion, but does not vote the shares nor is it the owner of record.

(2)	Dimensional Fund Advisors, Inc. (“Dimensional”) has advised that the shares of which it is deemed to have beneficial ownership are owned by investment companies advised by Dimensional and investment vehicles managed by Dimensional. Dimensional disclaims beneficial ownership of all such shares.

(3)	Includes shares that are subject to currently exercisable options in the amounts of 3,000 for Mr. Buerger, 3,000 for Mr. Crozer, 6,000 for Mr. Frazee, 273,000 for Mr. Hansen, 3,000 for Dr. Kreick, 25,688 for Mr. Mowell, 14,416 for Dr. Thagard, 3,000 for Mr. Woodward, 56,350 for Mr. Scartz, 38,350 for Dr. Mackay, 34,850 for Mr. Childress, 41,200 for Mr. Jacobs, and 581,204 for all directors and executive officers as a group. For Mr. Mowell and Mr. Jacobs, these totals also include 9,800 and 8,900 shares, respectively, as to which each person shares voting and investment power with family members but disclaims beneficial interest.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table discloses, for the years ended December 31, 2003, 2002 and 2001, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid, accrued or granted for those years, to the Chief Executive Officer and to each of the other four most highly compensated executive officers.

Summary Compensation Table

					Long-Term
					Compensation Awards

						Securities
		Annual Compensation				Underlying
Name and Principal					Restricted	Options/SAR’s	All Other
Position During Period	Year	Salary	Bonus	Other(2)	Stock	(No. of Shares)	Compensation

Alfred G. Hansen	2003	$338,419	$76,000	$—	—	50,000	$50,170	(1)
President, Chief	2002	311,745	100,000	—	—	50,000	49,398
Executive Officer	2001	295,404	—	—	—	50,000	42,239
Don T. Scartz	2003	254,318	50,000	—	—	13,700	45,214	(1)
Executive Vice President,	2002	218,212	50,000	—	—	16,500	42,315
Chief Financial Officer,	2001	209,602	—	—	—	16,500	37,166
and Treasurer
Neilson A. Mackay	2003	194,425	67,000	—	—	7,100	2,852	(1)
Vice President and	2002	158,565	69,400	—	—	10,000	5,266
General Manager,	2001	156,181	66,899	—	—	10,000	5,289
SATCOM
James S. Childress	2003	186,066	67,000	—	—	7,100	32,872	(1)
Vice President and	2002	170,020	—	—	—	10,000	23,260
General Manager, LXE	2001	146,325	57,400	—	—	—	18,499
William S. Jacobs	2003	191,448	24,500	—	—	8,400	43,109	(1)
Vice President, General	2002	199,643	25,000	—	—	10,000	41,301
Counsel and Secretary	2001	191,220	—	—	—	10,000	35,092

Footnotes to Summary Compensation Table:

(1)	For 2003, includes, in the case of Mr. Hansen, $10,170 in matching contributions under the 401(k) and employee stock purchase plans, and $40,000 under the defined contribution retirement plan; in the case of Mr. Scartz, $7,214 in matching contributions under the 401(k) and employee stock purchase plans, $5,872 under split-dollar life insurance arrangements, and $31,872 under the defined contribution retirement plan; in the case of Dr. Mackay, $2,852 in matching contributions under the retirement and stock purchase plans; in the case of Mr. Childress, $7,872 in matching contributions under the 401(k) and employee stock purchase plans and $24,920 under the defined contribution retirement plan; in the case of Mr. Jacobs, $8,109 in matching contributions under the 401(k) and stock purchase plans, $10,485 under split dollar life insurance arrangements, and $23,303 under the defined contribution retirement plan. In each case, the split-dollar life insurance arrangement benefit is the sum of (i) the premiums paid by the Company attributable to the term insurance portion of the policy, plus (ii) the implicit value of the balance of the premium, treating such balance as an interest-free loan to the scheduled termination date of the arrangement, based on interest and discount rates of 8%.

(2)	Does not include personal benefits that do not exceed the applicable reporting threshold for any officer.

Option Exercises During Last Fiscal Year and Year-End Option Values

      The following chart sets forth certain information with respect to the named executives concerning the exercise in 2003 of options in the Company’s common stock, and unexercised options in the Company’s stock held as of December 31, 2003:

			Number of Shares
	Year Ended		Underlying Unexercised		Value of Unexercised
	December 31, 2003		Options Held at		In-the-Money Options at
			December 31, 2003		December 31, 2003
	Shares Acquired	Value
	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alfred G. Hansen	50,000	$218,996	253,000	62,000	$1,856,112	$361,381
Don T. Scartz	48,800	237,239	41,250	21,950	79,613	100,197
Neilson A. Mackay	18,500	76,475	31,500	18,700	79,458	94,834
James S. Childress	—	—	38,500	16,500	60,450	94,834
William S. Jacobs	8,000	50,060	36,000	13,400	121,585	61,338

Option Grants During the Last Fiscal Year

					Grant
	Number of Shares	Percentage of Total	Exercise or		Date
	Underlying Options	Options Granted to	Base Price	Expiration	Present
	Granted	Employees in 2003	Per Share	Date	Value(1)

Alfred G. Hansen	40,000	12.6	$14.22	2/05/14	$431,480
	2,200	0.7	19.04	1/25/04	7,135
	7,800	2.5	19.04	10/31/08	88,460
Don T. Scartz	13,700	4.3	14.22	2/05/14	147,782
Neilson A. Mackay	7,100	2.2	14.22	2/05/14	76,588
James S. Childress	7,100	2.2	14.22	2/05/14	76,588
William S. Jacobs	8,400	2.6	14.22	2/05/14	90,611

(1)	Based upon the Black-Scholes option pricing model, assuming 0.68 expected volatility, risk-free rates ranging from 0.9% to 3.1%, no dividend yield, and expected lives ranging from five months to ten years.

Equity Compensation Plans

      The following table sets forth certain information about the Company’s equity compensation plans as of December 31, 2003:

(c)
Number of
	(a)	(b)	Securities
	Number of	Weighted	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights	Rights	in Column (a))

Equity compensation plans approved by security holders	1,048,938	$16.43	289,882
Equity compensation plans not approved by security holders	689,100	$17.50	77,800

Total	1,738,038	$16.85	367,682

      As a result of activity subsequent to year-end, 182,382 shares currently remain available for grant or award under the 1997 Stock Incentive Plan, which has been approved by the shareholders, and 24,850 shares currently remain available under the 2000 Stock Incentive Plan, which has not been approved by the shareholders.

Employment Arrangements

      The Company has entered into agreements with each of its executive officers, including those named in the Summary Compensation Table, with respect to compensation in the event of termination following a change-in-control that was not approved by the Board of Directors. Rights under the agreements arise if, within two years following such a change-in-control, an officer’s employment is terminated involuntarily (other than for cause or as a result of disability or death), or voluntarily due to Company-initiated adverse changes in duties, compensation or benefits, or change in principal location for the performance of the officer’s duties. In those circumstances, the affected officer would be entitled to a lump-sum payment of the discounted value of three years’ salary, continuation of health and life insurance benefits for one year, and full vesting of any then-outstanding stock options.

      During 2003, the Company established its Officers’ Deferred Compensation Plan under which certain senior personnel, including the executive officers, may elect to defer payment of compensation that they are otherwise entitled to receive in cash. Until paid, deferred amounts accrue interest, compounded semi-annually, at the prime rate for commercial borrowers established from time to time by a named commercial bank. Currently, that rate is 4.0% per annum. Each of Messrs. Hansen, Childress and Jacobs deferred under this Plan a portion of his 2003 compensation reflected in the Summary Compensation Table.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors has furnished the following report with respect to certain aspects of executive compensation:

The Compensation Committee continues to believe the Company’s compensation policies should attract and retain experienced and well-qualified executive officers, and provide incentives for financial and business achievements that benefit the Company’s shareholders. As a result, the Compensation Committee: seeks to maintain the salary component of each officer’s compensation at a moderate level; provides bonuses based heavily on financial performance; and also provides stock options whose value depends on long-term appreciation in the market value of the Company’s common stock. For assistance in its efforts to provide a compensation structure that promotes shareholder objectives, during the last half of 2003 the Committee retained an independent compensation consultant, whose advice is being considered by the Committee in connection with 2004 compensation determinations.

Base Salary. In determining 2003 base salaries, the Committee reviewed executive salary data, as compiled in surveys conducted by two national compensation consulting firms. In exercising its judgment with respect to base salary adjustments, the Committee has not used these survey materials in any pre-determined mathematical manner. In general, the Committee has sought to maintain executive officer base salaries at levels near the median for comparable positions in comparably sized companies, with modest deviations based on evaluations of the experience, qualifications and contributions of individual officers.

Annual Incentive Compensation. Under the Company’s Executive Annual Incentive Compensation Plan, which was first implemented in 1997, a target bonus is designated, as a percentage of base salary, for each executive officer at the beginning of each calendar year. The target bonus is factored, up or down, based on the Company’s (or in the case of divisional officers, the Company’s and division’s) performance against operating income targets, and also based on individual performance evaluations prepared by the CEO as to all officers other than himself. The Committee retains the right to modify, either up or down, the incentive compensation otherwise payable based on the factoring process, to take into account individual or Company/division performance on non-financial objectives and, in the event of unusual circumstances as determined by the Committee, based on financial performance.

During 2003, the Company as a whole did not reach the operating income target for payment of the full target bonuses, but did exceed the threshold at which a portion of the target bonuses becomes payable. At the divisional level, certain divisions exceeded their objectives but others failed to achieve threshold performance levels. As a result, moderate awards were made to the extent an officer’s award depended on overall Company performance, but the level of awards to divisional officers varied substantially depending on the performance of the particular division. The bonus compensation set forth for 2003 in the Summary Compensation Table reflects the application of this approach.

Long-Term Incentives — Stock Options. In order to provide long-term incentive compensation directly linked to growth in shareholder value, the Company grants stock options to the CEO and other executive officers. Following its 1997 review of executive compensation practices, the Committee has been seeking to grant options annually and on a systematic basis at levels determined to be competitively appropriate. However, the Committee has not adopted a formal program for automatically granting options, and annual grants remain in the Committee’s discretion. In general, the Committee believes that early in each year options should be granted having a calculated value, based on the Black-Scholes model, equal to a substantial percentage of each officer’s base salary. All options would be granted at exercise prices equal to market value on the date of grant, and would require periods of continued service before they could be exercised. The Committee also believes that the percentage of base salary that should be used in determining annual stock option awards should increase with an officer’s level of responsibility and his or her potential to affect shareholder value. The option awards included in the Summary Compensation Table reflect this approach to annual option grants during 2003.

Compensation of the Chief Executive Officer. For 2003, the Committee increased Mr. Hansen’s salary compensation from $312,300 to $340,000 per year. This adjustment was intended to move Mr. Hansen’s salary closer to, but still somewhat below, the Committee’s understanding, based on survey data and discussions with its independent consultant, of the median salary compensation for CEO’s of comparable companies.

Mr. Hansen’s bonus compensation for 2003 was set at a moderate percentage of Mr. Hansen’s target bonus under the Executive Compensation Plan, based on the Company’s profitability having somewhat exceeded the Plan’s threshold for incentive compensation payments, but not achieving the level required for payment of the full target bonus. Although this bonus payment was essentially the amount calculated under the Plan, in authorizing it the Committee also considered that during 2003 the Company had achieved solid operating results despite difficult external conditions affecting major markets, and that important progress had been made in the Company’s business processes and initiatives for new products and markets. The Committee also considered its view that in the prevailing economic circumstances a high level of effort and quality of management skills had been required for the Company to achieve its 2003 results.

The Committee granted 40,000 of the stock options included in the Summary Compensation Table for Mr. Hansen in February 2003, based on a variety of considerations, including the Black Scholes valuation of the options and option practices for CEO’s of comparable companies. Later that year, the Committee concluded that a portion of options that it had sought to grant to Mr. Hansen in 2002, in connection with his agreement to serve as CEO for an additional significant period beyond his original commitment, were not validly granted due to annual limitations contained in the applicable option plan. In order partially to provide such options, in 2003 the Committee granted options for the additional 10,000 shares reflected in the Summary Compensation Table. Like other options granted in connection with Mr. Hansen’s agreement to extend his period of service, these latter options do not become exercisable unless he serves as CEO for the minimum additional period requested by the Committee.

Submitted by the members of the Compensation Committee:

John P. Frazee, Jr. (Chairman)
Robert P. Crozer
John R. Kreick
John B. Mowell

AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

      The Board of Directors is seeking shareholder approval for amendments to the EMS Technologies, Inc. 1997 Stock Incentive Plan (the “1997 Plan”), which will be used for grants to key employees, executive officers and directors.

      The proposed amendments, and the reasons for them are as follows:

a. Increase by 200,000, from 1,250,000 to 1,450,000, the number of shares that may be issued. Currently, 182,382 shares remain available under the 1997 Plan, and this amendment would provide the shares believed to be needed to continue projected grants through 2006.

b. Increase from 50,000 to 80,000 the number of shares that may be optioned to a single officer during a single calendar year. This amendment would provide the Compensation Committee flexibility in developing compensation packages to attract and retain key senior executive officers, particularly the CEO.

c. Provide that each non-employee director shall receive an automatic grant of an option for 3,000 shares for each year of service beginning with the first election for an additional term as a director, rather than with the sixth year. As compared with the existing Plan provisions, this amendment results in each non-employee director receiving options for a total of 15,000 additional shares over his or her first five years as a director, and is believed to represent an important component of a competitive compensation package for the Board’s non-employee independent directors.

The Company’s Equity-Based Compensation Policies and Expectations

      Both the Compensation Committee and the Company’s senior management believe that equity-based incentives are a critical element of effective compensation plans for the managerial and senior technical, production, sales and administrative personnel of small-capitalization technology companies. At the executive level, the Compensation Committee has reviewed, both currently and in prior years, compensation studies and advice of compensation consultants that confirm this belief, and that have guided it in the number and terms of options it has granted. With respect to non-executive personnel, management’s recommendations to the Stock Incentive Committee have been based on reviews of the practices of comparable companies, and on information developed in the continuing process of seeking to hire and retain talented personnel who often have a variety of employment alternatives available.

      The following chart shows the number of shares optioned to the specified individuals or groups during the past three years, under both the 1997 Plan and the separate 2000 Stock Incentive Plan, which is described below and has been used solely for grants to key employees who are not executive officers or directors:

	2001	2002	2003

Alfred G. Hansen	50,000	50,000	50,000
Don T. Scartz	16,500	16,500	13,700
Neilson A. Mackay	10,000	10,000	7,100
James S. Childress	—	10,000	7,100
William S. Jacobs	10,000	10,000	8,400
All executive officers as a group (9 people)	139,700	138,500	122,000
All non-employee directors as a group	7,108	26,087	60,000
All other employees as a group	243,430	206,463	135,800

Totals	390,238	371,050	317,800

      The Company believes that its use of options in recent years has been well within the practices of comparable small-capitalization companies. However, the Company understands growing shareholder concern for potential dilution of their interests, and growing emphasis on links between financial performance and option grants, and on ownership of actual issued shares by executive personnel. The Company also believes that if proposed accounting rule changes require that it incur a compensation expense for future option grants, it will not be feasible for it to continue to grant options at the levels of the past three years. As a result, in 2004 the Company and its Compensation and Stock Incentive Plan Committees are initiating the process of reducing the total number of shares optioned, and of focusing option grants on fewer personnel who are in positions and at compensation levels for which options or other equity-based compensation is typically an important compensation element. In addition, the Company and these Committees are adopting or formalizing a variety of policies intended to assure that the Company’s equity-based compensation program achieves its purposes of attracting and motivating key personnel, at a fair cost and on terms that are viewed by the shareholders as fair and appropriate by current standards.

      The following are important policies and expectations of the Compensation Committee, the Stock Incentive Committee, and the Company’s senior management concerning equity-based compensation:

•	The Company’s aggregate use of shares under the 1997 Plan will not exceed 2.1% of outstanding shares per year, plus up to 0.5% used solely for the purpose of attracting new executive officer personnel.

•	Beginning in 2005, the number of shares optioned to executives and key employees of each business group will be reduced if that business group failed to meet its financial objectives during the preceding year.

•	The Company will not grant options at exercise prices below fair market value on the date of grant.

•	Except with future shareholder approval, the Company will not reprice outstanding options, or grant new options to replace outstanding underwater options.

•	The Company has established share ownership guidelines for its executive officers, and is monitoring their progress in meeting these guidelines. In general, these guidelines require ownership of actual issued shares having a value equal to a significant percentage of annual compensation, which percentage is higher for the most senior officers.

Background and Description of the Plan

      The 1997 Plan was adopted by the Board and approved by the shareholders in 1997. It provides for the grant of options to purchase common stock (“Options”), and for the issuance of shares of common stock (“Awards”) that are subject to restrictions, including the possibility of forfeiture under certain circumstances.

The 1997 Plan will expire on January 24, 2007, but Options or Awards granted prior to that date will remain in effect according to their terms.

      As originally adopted and thereafter amended in 1999 and 2000, the 1997 Plan provides for the issuance of up to 1,250,000 shares of common stock upon exercise of Options or grant of Awards, subject to adjustment upon changes in capitalization. Of these available shares, under the existing Plan terms, up to 80,000 may be granted as restricted stock Awards, and no more than 50,000 may be optioned to a single participant during a single calendar year. For the purpose of calculating the shares remaining available for issue under the Plan, shares that have been optioned or awarded but thereafter forfeited, and shares either withheld or surrendered in payment of the exercise price of Options or of withholding taxes related to an Option or Award, are not considered as having been optioned or awarded and are available for future Options or Awards.

      Potential Recipients of Newly Authorized Shares. As is discussed more fully in the Report of the Compensation Committee included in this Proxy Statement, the Committee believes that regular annual Option grants, in amounts related to an officer’s base salary and level of responsibility, constitute a competitively appropriate and effective method of long-term incentive compensation. The Committee’s approach is reflected in the Option grants reported in the Summary Compensation Table for 2001, 2002 and 2003. For 2004, the Compensation Committee continued to use this methodology and has granted Options under the Plan for 50,000 shares to Mr. Hansen, 15,000 to Mr. Scartz, 6,400 to Mr. Jacobs, 7,150 to each of Messrs. Childress and Mackay, and 107,500 to nine executive officers as a group. If the proposed amendments are approved, the Committee expects to make an additional one-time grant to Mr. Hansen of an Option for 30,000 shares, arising from the Compensation Committee’s negotiations in 2002 to induce him to extend his term of service as CEO. Otherwise, the Committee expects that it would continue to make executive grants according to the practices in effect in recent years, subject to variations to reflect the effects of failures to meet financial plan objectives, or of accounting rule changes, or arising from grants in connection with the initial employment of new executive personnel. In addition, the Stock Incentive Plan Committee expects that in 2005 and 2006 it will make additional grants of Options to non-executive employees in amounts somewhat less than those made in 2004 under the 2000 Stock Incentive Plan, which is discussed below.

      If the proposed amendments are approved, each of the non-employee directors will annually receive an Option for 3,000 shares. For 2004, these Options would aggregate 21,000 shares.

      The 2000 Stock Incentive Plan. In 2000, the Board established the 2000 Stock Incentive Plan (the “2000 Plan”) as a separate option plan to be used only for grants to non-executive employees. Because the 2000 Plan was not intended for use for grants to executive officers or directors, it has not been submitted to the shareholders for their approval.

      The 2000 Plan is substantively identical to the 1997 Plan, except that the number of shares authorized is 1,000,000, and it contains no provisions for automatic option grants to the non-employee directors. During 2002 and 2003, an aggregate of 200,713 and 135,800 shares, respectively, were granted to 210 and 135 employees (excluding 5,750 shares to 85 employees in 2002 in increments of 50 or 100 shares as part of a special recognition program for employees who would not normally receive options). For 2004, the employee option program has been more tightly focused, with grants to 77 employees, and the total number granted was reduced, to 52,950. Following these grants, only 24,850 shares remain available for future grants under the Employee Plan.

      Because of the few shares remaining available for option under the 2000 Plan, it will have only minimal usage in the future as a source of option grants for non-executive personnel. For this reason, the 1997 Plan will be used not only for grants to executive officers, and for the automatic grants to non-employee directors, but also for grants to non-executive key employees.

      Other Provisions of the 1997 Plan. The Compensation Committee administers the 1997 Plan with respect to the participation of directors and executive officers, and the Stock Incentive Plan Committee administers it with respect to the participation of other employees. The Compensation Committee consists solely of directors who are “non-employee directors” for the purposes of Rule 16b-3 under the Securities

Exchange Act of 1934, as amended. Under this Rule as currently in effect, such directors are those who are not currently officers or employees of the Company or its subsidiaries, and who do not receive compensation for services (except as a director), or otherwise have an interest in business transactions or relationships, requiring proxy statement disclosure. Each of the responsible Committees has the authority to determine the terms of Options and Awards to the extent not inconsistent with Plan requirements, to interpret the Plan, to adopt and amend rules relating to it, and to amend or replace outstanding Options and Awards, subject to grantee approval and Plan requirements. The Plan provides that Committee members shall not be liable to any person for any actions taken in good faith.

      The Board of Directors has the right at any time to terminate or amend the 1997 Plan, but without the holder’s consent no such action may terminate Options already granted or otherwise affect the rights of any holder of an outstanding Option or of shares issued pursuant to an Award. Also, under rules of The NASDAQ Stock Market, Inc., no material amendments may be made to the Plan without shareholder approval. In any event, the Plan specifically provides that, except with shareholder approval, it may not be amended to materially increase the total number of shares available to directors or executive officers, and the provisions governing automatic grants of Options to non-employee directors, as described below, may not be amended more frequently than once every six months.

      Stock Options Granted under the Plan. The Company receives no consideration upon the granting of an Option. Options may be granted either as incentive stock options (which qualify for certain favorable tax consequences, as discussed below) or as non-qualified stock options. The appropriate Committee determines the number of shares, exercise price, term, any conditions on exercise, consequences of any termination of employment, and other terms of each Option. In the case of an Option intended to be an incentive stock option, the term may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of the common stock on the date of grant. With respect to non-qualified stock options, there is no limit on the term, but the exercise price may not be less than 100% of fair market value on the date of grant. Under accounting rules as currently in effect, no compensation expense is incurred by the Company, either at the time of grant or upon exercise, with respect to an Option granted to an employee at an exercise price equal to or exceeding the fair market value of the common stock on the date of grant. However, under rules currently proposed by the Financial Accounting Standards Board (“FASB”), new option grants would result in a substantial expense charge at the time of grant. The Company does not know if or when the proposed new rules may take effect.

      The exercise price (together with any applicable taxes) is payable in full upon exercise, and payment may be made in cash, by delivery (or withholding in lieu of delivery) of shares of common stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock. The market value per share of the common stock on March 15, 2004, was $18.55, as determined by reference to the closing sales price as reported in The NASDAQ Stock Market.

      In the discretion of the appropriate Committee, Options under the 1997 Plan may include a “reload option.” However, none of the options that have been granted under the Plan have included this feature, and the Committees have no current plans to issue reload options in the future. A reload option, if included in the original Option, would be triggered when an optionee paid the exercise price of, or withholding taxes related to, all or a portion of the original Option by delivering or authorizing the withholding of shares of common stock. In that event, the optionee would automatically be granted an additional Option to acquire the same number of shares as had been so delivered or withheld. The reload option would be subject to all of the terms and conditions of the original Option, except that the exercise price per share would be equal to the fair market value of the common stock on the date the original Option was exercised, and except that the Committee could specify additional conditions or contingencies, such as continued employment by the Company or holding of the shares acquired upon exercise of the original Option for a specified period of time.

      Options granted under the Plan may not be transferred by an optionee other than by will or by the laws of descent and distribution, or pursuant to certain orders which may be issued in connection with a divorce proceeding, or, in the discretion of the Committee, to family members or family trusts or similar estate-planning entities.

      Options for Non-Employee Directors. Each current member of the Board of Directors who is not an employee of the Company or any subsidiary has previously been granted an Option for the purchase of 15,000 shares of common stock, and similar grants will automatically be made to future non-employee directors added to the Board while the 1997 Plan remains in effect. These Options have or will become exercisable as to 3,000 shares on the date six months following the date of grant and as to an additional 3,000 shares on each of the first through fourth anniversaries of such six month date. Under the current terms of the Plan, each non-employee director who has served five years from the grant of this Option (and who thus may exercise the Option as to all 15,000 shares) thereafter receives, upon each reelection to a further annual term, a grant under the 1997 Plan of Options for 3,000 shares, each of which becomes exercisable six months after the date of grant. If the proposed amendments are approved by the shareholders, the automatic grants of 3,000 additional shares will occur upon each election of the individual to a new term as a director commencing with the first such election rather than the sixth.

      The Options automatically granted to directors each have an exercise price equal to the fair market value of the common stock on the date of grant. They become immediately exercisable in the event of a third-party tender or exchange offer for the Company’s common stock, or if any person becomes the beneficial owner of 50% or more of the outstanding common stock. The exercise price (together with any applicable taxes) may be paid in cash, by shares of common stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock. Upon the optionee ceasing to be a director for any reason, these Options terminate and are forfeited to the extent that they are not exercisable at that time. Once exercisable, these Options are non-forfeitable and remain exercisable until the tenth anniversary of the date of grant. Under current accounting rules, no compensation expense is incurred by the Company with respect to the automatic director Options, but under the rules currently proposed by the FASB, a substantial charge could be incurred on future grants.

      If the Board’s nominees are elected at the Annual Meeting, each of Messrs. Mowell and Thagard will automatically receive an Option for 3,000 shares, whether or not the proposed amendments are approved. If the proposed amendments are approved, each other member of the Board, other than Mr. Hansen, also would automatically receive a 3,000-share Option.

      Awards of Restricted Shares. The recipient of an Award would be issued shares of common stock (“Restricted Shares”) in consideration of services performed or to be performed as a condition to the lapse of specified restrictions, but would not make any monetary payment to the Company. The Company believes that Restricted Shares can be a valuable tool in particular circumstances, but no Restricted Shares have been awarded under the 1997 Plan, and there are no current plans to do so. However, because comparable value can be provided with a smaller number of issued shares using Restricted Shares rather than Options, the Compensation Committee expects that from time to time in the future it will consider the appropriateness of using limited Awards of Restricted Shares for a portion of the Options that it believes otherwise should be granted. This approach could become particularly attractive in the event proposed revised accounting rules require that the Company record a compensation expense for the grant of Options, and thus eliminate one of the current advantages of using Options rather than Restricted Shares.

      Each Award would be governed by a restriction agreement containing such conditions and restrictions applicable to the Restricted Shares as the appropriate Committee may determine. The restrictions may include forfeiture of some or all of the Restricted Shares in certain circumstances, such as termination of employment, and the Committee may require that Restricted Shares be held by the Company or in escrow pending the lapse of restrictions. Until any restrictions have lapsed, the Restricted Shares are not transferable except by the laws of descent and distribution or pursuant to certain orders that may be issued in connection with a divorce proceeding. Unless the appropriate Committee determines otherwise, recipients of Restricted Shares have the right to vote the shares and to receive dividends or distributions made with respect to them.

      An Award of Restricted Shares would result in a compensation expense to the Company in an amount equal to the fair market value of the Restricted Shares (calculated without considering any restrictions imposed in connection with the Award) at the time of the Award. Such expense may be recognized ratably over the period during which the restrictions continue in effect.

Federal Income Tax Consequences

      Non-Qualified Stock Options. Generally, when a non-qualified stock option is exercised, the optionee recognizes income in the amount of the aggregate fair market value of the shares received upon exercise, less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee, provided that the Company satisfies certain tax withholding requirements. The holding period of the acquired shares begins upon the exercise of the Option, and the optionee’s basis in the shares is equal to the fair market value of the acquired shares on the date of the exercise.

      If the optionee pays all or part of the purchase price by delivering to the Company shares of common stock, there are no federal income tax consequences to the optionee or the Company to the extent of the number of shares so delivered. As to any additional shares issued, the optionee recognizes income equal to the aggregate fair market value of the additional shares received, less any cash paid to the Company, and the Company is allowed to deduct the amount of such income, provided that the Company satisfies certain tax withholding requirements. The holding period and basis of the new shares, to the extent of the number of old shares delivered, is the same as for the old shares. The holding period for the additional shares begins on the date the Option is exercised, and the basis in those additional shares is equal to their fair market value on the date of exercise.

      Incentive Stock Options. There are no federal income tax consequences to an optionee or to the Company on the granting of an incentive stock option. When an optionee exercises an incentive stock option, the optionee will not recognize any taxable income at that time (although the exercise may impact the optionee’s alternative minimum tax calculation), and the Company will not be entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the Option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding-period requirements. The federal income tax advantage to the holder of incentive stock options who meets the holding-period requirements is a deferral, until the acquired stock is sold, of taxation of any increase in the stock’s value from the time of grant of the Option to the time of its exercise, and taxation of such gain, at the time of sale, as capital gain rather than ordinary income.

      If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the option price; any increase in the value of the optioned stock subsequent to exercise is long or short-term capital gain to the optionee, depending on the optionee’s holding period for the stock. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee may recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the Company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

      For the purpose of calculating tax upon disposition where stock is surrendered in payment of the option price, the capital gains holding period and basis of the new shares, to the extent of the old shares surrendered, is the same as for the old shares; the holding period for the additional shares (that is, the shares received on exercise in excess of the old shares surrendered) begins on the date the Option is exercised, and such additional shares have a basis equal to the amount, if any, of the price of the optioned stock paid in cash.

      Awards of Restricted Shares. At the time of an Award a recipient may elect to recognize taxable income equal to the fair market value of the Restricted Shares (computed without regard to the adverse effect on market value of any restrictions) on the date of issuance. If such an election is made by the recipient, the Company will be entitled at that time to a deduction equal to the amount of taxable income recognized by the recipient. In the absence of such an election, a recipient of Restricted Shares will not recognize taxable income until the restrictions imposed with respect to the Award lapse. At that time, the recipient will recognize income equal to the fair market value of the Restricted Shares on the date the restrictions lapse and the Company will obtain a corresponding deduction. The amount of income recognized by a recipient of Restricted Shares will constitute the basis of his or her shares for income tax purposes.

      The grantee of an Award is required to provide for the payment of withholding taxes at the time his or her Award results in taxable income. In the discretion of the Committee, an award may provide for a payment of taxes by delivering already-owned shares of common stock, or by authorizing the Company to withhold and cancel a portion of the Restricted Shares, in each case based on the fair market value of the common stock at that time.

Vote Required and Recommendation of the Board

      The proposed amendments of the 1997 Plan are being submitted for shareholder approval pursuant to the requirements of the Plan, of The NASDAQ Stock Market, Inc., and of Sections 162(m) and 422 of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction for compensation expense for any one executive officer to $1 million per year, except that compensation under certain shareholder-approved incentive compensation plans is not subject to this limit; the 1997 Plan is structured with respect to option grants to conform with the exception to Section 162(m), if the amendment receives shareholder approval. Section 422 of the Internal Revenue Code requires shareholder approval in order for Options under the Plan to be treated as incentive stock options. See Federal Income Tax Consequences — Incentive Stock Options, above.

      The affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting and voting on the matter is required to approve the proposed amendments, assuming the presence of a quorum. Abstentions and broker non-votes will be considered as present for the purposes of determining the presence of a quorum, but will not otherwise be considered in determining the outcome of the vote.

      The Board of Directors unanimously recommends a vote “FOR” approval of the proposed amendments to the EMS Technologies, Inc. 1997 Stock Incentive Plan.

AUDIT MATTERS

Audit Committee

      The Audit Committee of the Board is responsible for providing independent oversight of the Company’s accounting and financial reporting functions and internal controls, as set out in its written Charter. The Audit Committee Charter was reviewed and revised in February 2004, and as revised is included as an appendix to this Proxy Statement. The Committee has considered its Charter, and has determined that the Charter is adequate for the purposes of providing the Committee with the responsibilities and authority appropriate for its role in the Company’s corporate governance structure and under applicable requirements of both the Securities and Exchange Commission and The NASDAQ Stock Market, Inc. listing standards.

      During 2003, the Audit Committee comprised five members, one of whom, Jerry H. Lassiter, is not standing for re-election and resigned as a member of the Board and Committee at the end of that year. Each member of the Committee was and is “independent” as defined by the NASDAQ listing standards. Mr. Buerger is Chairman of the Committee, and has been determined by the Board to be, by virtue of his professional training and experience, an “audit committee financial expert” within the meaning of the SEC’s regulations under the Sarbanes-Oxley Act of 2002. The Committee held seven formal meetings during the year, and its Chairman also consulted on various occasions during the year with members of the internal accounting staff and with the independent auditors.

      The Audit Committee has furnished the following report on its activities:

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and for issuing a report thereon. The Company also engages Ernst & Young LLP to perform an independent audit of the annual financial statements of the Company’s wholly-owned subsidiary, EMS Technologies Canada, Ltd., and to issue a report thereon. To the extent that the Company’s consolidated financial statements include amounts for EMS Technologies

Canada, Ltd., the report of KPMG LLP relies upon the report of Ernst & Young LLP. The Audit Committee has responsibility for monitoring and oversight as set out in its Charter.

The Audit Committee has met with management, KPMG LLP and Ernst & Young LLP to review and discuss the December 31, 2003 financial statements. The Audit Committee has also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with each of the independent accountants the firm’s independence.

Based upon the Audit Committee’s discussions with management, KPMG LLP and Ernst & Young LLP, and the Audit Committee’s review of the representations and disclosures of management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. Our oversight includes review of financial materials and audit information provided by management or the auditors, and specific inquiry concerning matters that we identify as warranting additional investigation or consideration. Our considerations and discussions with management and the independent auditors have led us to conclude: that management has maintained appropriate accounting and financial reporting principles and policies, and appropriate internal controls and procedures; that the Company’s financial statements are presented in accordance with generally accepted accounting principles; that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards; and that the Company’s independent accountants are in fact “independent.” However, our oversight role, and our reviews, discussions and consideration, do not enable us either to guarantee that these conclusions are in fact correct, or to assure the non-existence of additional facts or other information that could cause us to reach a different conclusion as to any of these matters.

Submitted by the members of the Audit Committee:

Hermann Buerger, Chairman
Robert P. Crozer
John P. Frazee, Jr.
John B. Mowell

INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG LLP acted as the Company’s principal independent public accountants during the last fiscal year and, it is anticipated, will continue to act as such during the current fiscal year. However, the Company separately engages — and KPMG relies upon the work of — Ernst & Young, LLP to perform the audit of the Company’s Canadian operations (organized as EMS Technologies Canada, Ltd.). A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

Fees for the Audit and Other Services Provided by the Independent Public Accountants

      The following table presents fees billed for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and 2002, as well as fees for other services provided by KPMG LLP and Ernst & Young LLP for those same periods:

	2003	2002

KPMG, LLP
Audit fees(1)	468,000	380,000
Audit-related fees(2)	22,000	38,000
Tax fees(3)	134,000	124,000

Total	624,000	542,000

Ernst & Young, LLP
Audit fees(1)	544,000	275,000
Audit-related fees(2)	16,000	12,000
Tax fees(4)	745,000	501,000
Other fees(5)	26,000	—

Total	1,331,000	788,000

(1)	Audit fees include fees for the annual audit and quarterly reviews, and fees for other audit or attestation services required by statue or regulation.

(2)	Fees related to audits of employee benefit plans.

(3)	Tax fees paid to KPMG LLP were primarily for tax consultation and tax compliance services in the U.S.

(4)	Tax fees paid to Ernst & Young LLP were primarily for assistance to the Company in preparing claims for research-related tax credits under Canadian tax laws.

(5)	Other fees were for assistance to local management in a financial review of certain Canadian operations.

Pre-Approval of Services by the Independent Public Accountants

      The Audit Committee seeks to pre-approve all services provided by the Company’s independent public accountants, and all such services provided in 2003 were pre-approved.

Shareholder Return

      The annual changes for the five-year period shown in the following graph are based on the assumption that $100 had been invested in the common stock of EMS Technologies, Inc. and each index on December 31, 1998.

Comparison of Five-Year Cumulative Total Return

EMS Technologies, Inc. Common Stock (ELMG),
S&P Composite-500, and S&P Information Technology Composite Indices

	Dec ’98	Dec ’99	Dec ’00	Dec ’01	Dec ’02	Dec ’03

S&P 500	100	121.04	110.02	96.95	75.52	97.18
S&P Information Technology	100	178.74	105.63	78.31	49.01	72.16
ELMG	100	83.93	83.04	114.86	111.21	146.71

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act, each executive officer, director and beneficial owner of 10% or more of the Company’s common stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s common stock on Form 3 is due at the time such person becomes subject to the reporting requirement, and a report on Form 4 or 5 must be filed to reflect changes in beneficial ownership occurring thereafter. Based on written statements and copies of forms provided to the Company during and for 2003 by persons subject to the reporting requirements, the Company believes that all Forms 3, 4 and 5 required to be filed by such reporting persons during 2003 were filed on a timely basis, except for one report each concerning a grant of employee stock options to Alfred G. Hansen, Don T. Scartz, William S. Jacobs, Gerald S. Bush, James S. Childress, Jay R. Grove, T. Gerald Hickman, Neilson A. Mackay and Donald F. Osborne, each of whom at that time was an officer subject to Section 16(a) reporting requirements. In each case, the required report would have been timely filed based on the date the option certificates were prepared and communicated to the employees, but not based on the earlier date of their formal approval.

HOUSEHOLDING

      If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding”. If you received a householding communication, your broker will send one copy of the Company’s Proxy Statement and Annual Report to shareholder’s address unless contrary instructions were given by any shareholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future, and save the Company the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

      You may revoke your consent to householding at any time by calling 800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to: EMS Technologies, Inc., Investor Relations, 660 Engineering Drive, Norcross, GA 30092, or contact Investor Relations at 770-263-9200.

AVAILABLE INFORMATION

      The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report (including exhibits) for the fiscal year ended December 31, 2003 is available through the Company’s website at www.ems-t.com. A printed copy of the Annual Report (excluding exhibits) may be obtained, free of charge, upon written request by any shareholder to EMS Technologies, Inc., Attn: Don T. Scartz, Treasurer, 660 Engineering Drive, P. O. Box 7700, Norcross, Georgia 30091-7700. Copies of all exhibits to the Annual Report are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses.

Norcross, Georgia

April 2, 2004

As revised February 6, 2004

EMS Technologies, Inc.

Charter of the Audit Committee

of the Board of Directors

I.     Audit Committee Purpose, General Responsibilities and Authority

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting matters.

•	Appoint the Company’s independent auditors engaged to prepare audit reports or to perform other audit, review or attest services related to the Company’s financial statements and reports, and monitor their independence and oversee their performance.

•	Resolve any disagreements between management and the independent auditors regarding financial reporting, and otherwise provide an avenue of communication among the independent auditors, management, and the Board of Directors.

      The Audit Committee has the authority to: conduct any investigation appropriate to fulfilling its responsibilities, and has direct access to the independent auditors as well as anyone in the organization; to employ legal counsel and other advisers, and to incur ordinary administrative expenses, as determined by the Committee to be necessary or appropriate to the discharge of its responsibilities, all without further approval of management or the Board and at the Company’s expense.

II.     Audit Committee Composition and Meetings

      Audit Committee members shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc., as from time to time in effect and applicable to the Company. Subject to such requirements, the number and identity of Audit Committee members shall be determined by the Board. The Audit Committee Chair shall be designated by the Board or, if not so designated, by majority vote of the Committee membership.

      The Committee shall meet with such frequency as the Chair or any two Committee members shall determine to be appropriate to meeting its responsibilities under this Charter. The Committee shall meet privately in executive session at least quarterly, and privately with the independent auditors at least annually to discuss any matters that the Committee or auditors believe should be discussed.

III.     Specific Audit Committee Responsibilities and Duties

Review Procedures

      The Committee shall:

1. Review Audit Committee Charter — Review and reassess the adequacy of this Charter at least annually and have the document published at least every three years in accordance with SEC regulations.

2. Review Audited Financial Statements — Review the Company’s annual audited financial statements prior to filing or distribution, to include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments; recommend whether such statements shall be released for filing with the SEC; and discuss any matters required to be communicated to audit committees in accordance with the AICPA’s Statement of Auditing Standards (SAS) 61.

3. Consider Integrity of Financial Reporting Processes and Controls — In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls, to include discussing significant financial risk exposures and the steps manage-

ment has taken to monitor, control, and report such exposures, and reviewing internal control reviews prepared by the independent auditors, together with management’s responses.

4. Assure That Quarterly Financial Results Are Reviewed — Assure that the Company’s quarterly financial results are reviewed by the independent auditors prior to their release; inquire of the independent auditors whether any matters arising in connection with such review are required to be communicated in accordance with the SAS 61, and review any such matters.

5. Review Proposed Releases Concerning Anticipated Future Financial Performance — Consider the nature and content of financial performance expectations proposed to be released by management, and discuss with management the basis for and reasonableness of such expectations.

Independent Auditors

6. Appoint the Independent Auditors — The Audit Committee shall be directly responsible for the selection and appointment of the independent auditors, who shall report directly to the Committee.

7. Review Independence and Performance — The Audit Committee shall review the independence, and oversee and evaluate the performance of, the independent auditors.

8. Approve Services and Fees — The Committee shall review and approve, in advance, all services to be provided to the Company by the independent auditors, and shall determine and approve the fees and other compensation to be paid by the Company for all such services.

9. Review Significant Relationships — On an annual basis, the Committee shall obtain from the independent auditors a written statement of all significant relationships they have with the Company that could impair their independence or objectivity, shall discuss such matters with the auditors, and shall take appropriate actions to assure auditor independence.

10. Review Audit Plan and Engagement Letter — The Committee shall review the independent auditors’ annual audit plan and engagement letters. This review may include such issues as scope, staffing, locations, reliance upon management, and general audit approach.

11. Consider Auditors’ Judgments About the Quality of the Company’s Accounting Principles — The Committee shall consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Other Audit Committee Responsibilities

      The Audit Committee shall:

12. Annually prepare a report to shareholders to be included in the Company’s annual proxy statement, as required by SEC regulations.

13. Establish and maintain a system for confidential, anonymous reporting by employees of concerns regarding questionable accounting or auditing matters, and assure appropriate review, retention and disposition of any reports submitted through such system, and of any other complaints received concerning accounting, internal accounting controls or auditing matters.

14. Perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

15. Maintain minutes of meetings, and periodically report to the Board of Directors concerning its activities.

Appendix A
As adopted January 24, 1997
and amended through
May 10, 2004
(subject to shareholder approval)

EMS TECHNOLOGIES, INC.
1997 STOCK INCENTIVE PLAN

- i -

Section 2.3 Effective Date	5
Section 2.4 Termination Date	5

TABLE OF CONTENTS (Cont’d)

- ii -

Section 9.2 Forfeiture for Competition	21
Section 9.3 Plan Binding on Successors	21
Section 9.4 Headings Not a Part of Plan	21

EMS TECHNOLOGIES, INC.
1997 STOCK INCENTIVE PLAN

ARTICLE I
DEFINITIONS

     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a) “Award” shall mean a grant of Restricted Stock.

     (b) “Board” shall mean the Board of Directors of the Company.

     (c) “Code” shall mean the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     (d) “Committee” shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options or Awards granted to an individual who is also an Officer or Director, the Committee shall consist of at least two Non-Employee Directors (who need not be members of the Committee with respect to Options or Awards granted to any other individuals), and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the “Committee” shall mean such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Officer or Director.

     (e) “Company” shall mean EMS Technologies, Inc., a Georgia corporation.

- iii -

     (f) “Director” shall mean a member of the Board.

     (g) “Employee” shall mean any employee of the Company or any Subsidiary of the Company.

     (h) “Employer” shall mean the corporation that employs a Grantee.

     (i) “Fair Market Value” of the shares of Stock on any date shall mean

(i) the closing sales price, regular way, or in the absence thereof the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

(ii) if there is no price as specified in (i), the final reported sales price, or if not reported in the following manner, the mean of the closing high bid and low asked prices, in the over-the-counter market for the shares as reported by the National Association of Securities Dealers Automatic Quotation System or, if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

(iii) if there also is no price as specified in (ii), the price determined by the Committee by reference to bid-and-asked quotations for the shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the 1934 Act, which members make a market in the shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current market value; or

(iv) if there also is no price as specified in (iii), the amount determined in good faith by the Committee based on such relevant facts, which may include opinions of independent experts, as may be available to the Committee.

     (j) “Grantee” shall mean an Employee, former employee or other person who is an Optionee or who has received an Award of Restricted Stock.

     (k) “ISO” shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto.

     (l) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (m) “Non-Employee Director” shall have the meaning set forth for such term or corresponding concept in Rule 16b-3 under the 1934 Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or “no-action” positions with respect thereto issued by the Securities and Exchange Commission or its staff; provided, however, that to the extent it is determined and intended that Options qualify as “performance-based compensation” within the meaning of section 162(m) of the Code, a person shall be a “Non-Employee Director” only if he or she is also an “outside director” within the meaning of such section 162(m).

     (n) “Officer” shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the 1934 Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the Securities and Exchange Commission or its staff, as the same may be in effect or set forth from time to time.

     (o) “Option” shall mean a contractual right to purchase Stock granted pursuant to the provisions of Article VI hereof.

     (p) “Option Agreement” shall mean an agreement between the Company and an Optionee setting forth the terms of an Option.

     (q) “Optionee” shall mean a person to whom an Option has been granted hereunder.

     (r) “Option Price” shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

     (s) “Parent”, when used with respect to any subject corporation, shall mean any other corporation that owns stock possessing 50% or more of the total combined voting power of all classes of stock of the subject corporation or that owns such stock of another corporation in an unbroken chain of corporations having such ownership of the stock of another corporation and ending with the subject corporation.

     (t) “Plan” shall mean the 1997 Stock Incentive Plan of the Company.

     (u) “Purchasable,” when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Option Agreement.

     (v) “Qualified Domestic Relations Order” shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under the Code or such Act.

     (w) “Reload Option” shall mean an Option that is granted, without further action of the Committee, (i) to an Optionee who surrenders or authorizes the withholding of shares of Stock in payment of amounts specified in paragraphs 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as is so paid, (iii) as of the date of such payment and at an Option Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, subject to such contingencies, conditions or other terms as the Committee shall specify at the time such exercised Option is granted.

     (x) “Restricted Stock” shall mean Stock issued, subject to restrictions, to an Employee pursuant to Article VII hereof.

     (y) “Restriction Agreement” shall mean the agreement setting forth the terms of an Award, and executed by a Grantee as provided in Section 7.1 hereof.

     (z) “Stock” shall mean the $.10 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

     (aa) “Subsidiary”, when used with respect to any subject corporation, shall mean any other corporation as to which the subject corporation is a Parent.

ARTICLE II
THE PLAN

     2.1 Name. This plan shall be known as the “EMS Technologies, Inc. 1997 Stock Incentive Plan.”

     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its shareholders, and any Subsidiary of the Company, by offering certain Employees and Directors an opportunity to acquire or increase their proprietary interests in the Company. Options and Awards will promote the growth and profitability of the Company and any Subsidiary of the Company, because Grantees will be provided with an additional incentive to achieve the Company’s objectives through participation in its success and growth.

     2.3 Effective Date. The Plan shall become effective on January 24, 1997.

     2.4 Termination Date. No further Options or Awards shall be granted hereunder on or after January 24, 2007, but all Options or Awards granted prior to that time shall remain in effect in accordance with their terms.

ARTICLE III
ELIGIBILITY

     The persons eligible to participate in this Plan shall consist only of Directors and those Employees whose participation the Committee determines is in the best interests of the Company. However, no ISO’s may be granted, and no Options or Awards may be granted to any Director or Officer, prior to the approval of this Plan by the Company’s shareholders. Persons who are not Employees but who serve as directors of any Subsidiary of the Company shall also be eligible to participate in this Plan, and references herein to “Employee” shall be deemed to include any such persons to the extent appropriate for him or her to become a Grantee.

ARTICLE IV
ADMINISTRATION

     4.1 Duties and Powers of the Committee. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and shall have the right to meet telephonically. In administering the Plan, the Committee’s actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options or Awards in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options or Awards will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of an Option Agreement or Restriction Agreement. To the extent not inconsistent with the provisions of the Plan, the Committee shall have the authority to amend or modify an outstanding Option Agreement or Restriction Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

     4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

     4.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

     4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

     4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V
SHARES OF STOCK SUBJECT TO PLAN

     5.1 Limitations. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 1,450,000 (of which a maximum of 80,000 shares may be issued as Restricted Stock). Shares (i) covered by any unexercised portion of an Option that has terminated for any reason; (ii) covered by any forfeited portion of an Award (except any portion as to which the Grantee has received, and not forfeited, dividends or other benefits of ownership other than voting rights); (iii) withheld in payment of the Option Price or withholding taxes; or (iv) issued hereunder but equal to the number of shares surrendered in payment of the Option Price or withholding taxes or purchased by the Company for an aggregate price not exceeding the aggregate cash received from Grantees in payment of Option Prices or withholding taxes, may each again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

     5.2 Antidilution.

     (a) In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or in the event that any spin-off, spin-out or other distribution of assets materially affects the price of the Company’s stock:

     (i) The aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted proportionately by the Committee; and

     (ii) The rights of Optionees (concerning the number of shares subject to Options and the Option Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then-remaining restrictions), shall be adjusted proportionately by the Committee.

     (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

     (i) notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Option Agreements regarding exercisability, that all such Options shall terminate a specified period of time after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such period, and that all then-remaining restrictions pertaining to Awards under the Plan shall immediately lapse; or

     (ii) notify all Grantees that all Options or Awards granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation.

     (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Option Agreements regarding exercisability.

     (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE VI
OPTIONS

     6.1 Types of Options Granted. Within the limitations provided herein, Options may be granted to one Employee at one or several times or to different Employees at the same time or at different times, in either case under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

     6.2 Option Grant and Agreement. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Committee, and (b) by a written Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option’s duration, time or times of exercise, exercise price, whether the Option is intended to be an ISO, whether the Option is transferable under paragraph 6.8(b), and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Option Agreement. Separate Option Agreements shall be used for Options intended to be ISO’s and those not so intended, but any failure to use such separate Agreements shall not invalidate, or otherwise adversely affect the Optionee’s rights under and interest in, the Options evidenced thereby.

     6.3 Optionee Limitations. The Committee shall not grant an ISO to any person who, at the time the ISO would be granted:

     (a) is not an Employee; or

     (b) owns or is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Employer, or any Parent or Subsidiary of the Employer; provided, however, that this limitation shall not apply if at the time an ISO is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after the expiration of five years from the date on which the Option is granted. For the purpose of this paragraph (b), a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person’s stock interest, partnership interest or beneficial interest therein, and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

     6.4 Certain Limitations

     (a) Limitation on Number of Shares. No Optionee shall be granted, during any calendar year, Options to purchase in excess of 80,000 shares of stock.

     (b) $100,000 Limitation on ISO’s. Except as provided below, the Committee shall not grant an ISO to, or modify the exercise provisions of outstanding ISO’s held by, any person who, at the time the ISO is granted (or modified), would thereby receive or hold any incentive stock options (as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO’s shall not preclude the Committee from modifying an outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described in this Section 6.4 is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISO’s into account in the order in which they were granted.

     6.5 Option Price. The Option Price under each Option shall be determined by the Committee. However, the Option Price shall not be less than the Fair Market Value of the Stock on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

     6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Option Agreement with respect to each Option intended to be an

ISO shall provide that such Option shall not be exercisable after a date not more than ten years from the date of grant (or modification) of the Option. In addition, no Option granted to an Employee who is also an Officer or Director shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of such Employee.

     6.7 Option Exercise.

     (a) Unless otherwise provided in the Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

     (b) An Option shall be exercised by (i) delivery to the Treasurer of the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

     (c) The Option Price shall be paid in full upon the exercise of the Option. The Committee may provide in an Option Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by (i) tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or (ii) delivering to the Company an attestation of the Optionee’s then-current ownership of a number of shares equal to the number thereby authorized to be withheld by the Company from the shares otherwise deliverable upon exercise of the Option, in each case to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Option Price).

     (d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise. However, in the discretion of the Committee any Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by (i) tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, (ii) delivering to the Company an attestation of the Optionee’s then-current ownership of a number of shares equal to the number thereby authorized to be withheld by the Company from the shares otherwise deliverable upon exercise of the Option, or (iii) authorizing the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, in all cases subject to such restrictions as the Committee may from time to time determine, including any such restrictions as may be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

     (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued upon exercise of the Option.

     6.8 Nontransferability of Option.

     (a) Except as provided in paragraph 6.8(b), no Option or any rights therein shall be transferable by an Optionee other than by will or the laws of descent and distribution, or (except for an ISO) pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, an Option granted to that Optionee shall be exercisable only by such Optionee, by such Optionee’s guardian or other legal representative, should one be appointed, or by such Optionee’s transferee permitted under paragraph 6.8(b).

     (b) The Committee may, in its discretion, provide that all or a portion of an Option (other than an ISO) may be transferred by the Optionee to (i) the spouse, children or grandchildren of the Optionee (“Immediate Family Member”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which the Optionee and or such Immediate Family Members are the only partners. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including those terms and conditions governing transfer and the effect on such Option of the termination of employment of the Optionee. The Company shall have no obligation to any transferee to provide notice of any termination of an Option as a result of termination of the Optionee’s employment. The Committee may specify as a condition of any such transfer the manner in which the Optionee shall remain responsible for the payment of taxes required to be withheld as a result of the exercise of such transferred Option.

     6.9 Termination of Employment. The Committee shall have the power to specify, with respect to the Options granted to any particular Optionee, the effect upon such Optionee’s right to exercise an Option of the termination of such Optionee’s employment under various circumstances, which effect may include (but is not limited to) immediate or deferred termination of such Optionee’s rights under an Option, or acceleration of the date at which an Option may be exercised in full. With respect to an ISO, such effects shall be consistent with applicable requirements for treatment as an ISO.

     6.10 Employment Rights. Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an Employee. Nothing in the Plan or in any Option Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of the Company or any such Subsidiary to terminate such person’s employment at any time.

     6.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or by any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

     6.12 Conditions to Issuing Option Stock. The Company shall not be required to issue or deliver any Stock upon the full or partial exercise of any Option prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

     (b) The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company’s determination that an exemption is available from such registration or qualification;

     (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

     (d) The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

     Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

     6.13 Automatic Option Grants to Certain Directors.

     (a) Options for New Directors. Each person who is not an Employee, or an employee of any Parent of the Company, shall automatically, and without any action of the Board or the

Committee, be granted, on the first day on which such person serves as a Director, an Option for the purchase of 10,000 shares of Stock if such first day of service occurs prior to 1999, and of 15,000 shares if such first day occurs in 1999 or thereafter (subject in all cases to automatic proportionate adjustment for stock splits or stock dividends, and otherwise to proportionate adjustment by the Committee as provided in Section 5.2). Each such Option shall become exercisable as to one-fifth of the subject shares on the date that is six months after the date of grant, and as to an additional one-fifth of the subject shares on each of the first, second, third and fourth anniversaries of such six-month date. Persons receiving such Option prior to 1999 shall also be granted, automatically and without further action of the Board or Committee, upon election in 1999 to a further term of service as a Director, an Option for 1,000 shares for each 2,000 shares of such original Option not yet exercisable as of such 1999 election, which additional Option shall become exercisable as to 1,000 shares on each date on which an additional 2,000 shares of the original Option becomes exercisable.

     b) Additional Options for Continuing Service. Each person who at that time is a member of the Board but who is not an Employee, or an employee of any Parent of the Company, shall automatically and without any action of the Board or the Committee, be granted, on each date on which such person is elected to a new one-year term of service, an Option for the purchase of 3,000 shares (subject to automatic proportionate adjustment for stock splits or stock dividends, and otherwise to proportionate adjustment by the Committee as provided in Section 5.2). Each such Option shall become exercisable on the date that is six months after the date of grant. [This paragraph is effective for periods after December 31, 2003]

     (c) Other Terms of Automatic Options. Each Option automatically granted under this Section 6.13 shall not be an ISO, shall not include the right to receive a Reload Option, and shall have an Option Price equal to the Fair Market Value of the Stock on the date of grant. Each such Option shall become immediately exercisable in the event a party other than the Company or any Parent or Subsidiary of the Company purchases or otherwise acquires shares of Stock pursuant to a tender offer or exchange offer for such shares, or any person or group becomes the beneficial owner (for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of 50% or more of the outstanding shares of the Stock. To the extent such an Option shall have become exercisable, it shall be non-forfeitable and shall remain exercisable until the tenth anniversary of its date of grant, but if the Grantee ceases to be a Director for any reason, any portion of such Option that is not at that time exercisable shall immediately terminate and shall not thereafter become exercisable. The Option Price for each such Option may be paid in cash or in the manners specified in the second sentence of paragraph 6.7(c) hereof. In addition, any taxes related to the exercise of each such Option may be paid in the manner contemplated in the second sentence of paragraph 6.7(d) hereof.

ARTICLE VII
RESTRICTED STOCK

     7.1 Awards of Restricted Stock. The Committee may grant Awards of Restricted Stock upon determination by the Committee, acting pursuant to the delegation hereby of the Board’s authority to make such determinations, that the value or other benefit to the Company of the services of a Grantee theretofore performed or to be performed as a condition of the lapse of restrictions applicable to such Restricted Stock, or the benefit to the Company of the incentives created by the issuance thereof, is adequate consideration for the issuance of such shares. Each such Award shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms and conditions as the Committee shall, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock.

     Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such shares. If a Grantee shall fail to execute the foregoing documents, within any time period prescribed by the Committee, the Award shall be null and void. At the discretion of the Committee, shares of Restricted Stock issued in connection with an Award shall be held by the Company or deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction

Agreement, upon issuance of such shares, the Grantee shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to them.

     7.2 Non-Transferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

     7.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times (but, with respect to any award to an Employee who is also a Director or Officer, not less than six months after the date of the Award) and on such terms and conditions as the Committee shall, in its discretion, determine at the time the Award is granted or thereafter.

     7.4 Termination of Employment. The Committee shall have the power to specify, with respect to each Award granted to any particular Employee, the effect upon such Grantee’s rights with respect to such Restricted Stock of the termination of such Grantee’s employment under various circumstances, which effect may include (but is not limited to) immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse.

     7.5 Treatment of Dividends. At the time an Award of Restricted Stock is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (i) deferred until the lapsing of the relevant restrictions, and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

     7.6 Delivery of Shares. Within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate or certificates to be delivered to the Grantee with respect to such shares. Such shares shall be free of all restrictions hereunder, except that if the shares of stock covered by the Plan shall not be the subject of an effective registration statement under the Securities Act of 1933, as amended, such stock certificates shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

     7.7 Payment of Withholding Taxes.

     (a) The Restriction Agreement may authorize the Company to withhold from compensation otherwise due to the Grantee the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Grantee as a result of the lapse of the restrictions on shares of Restricted Stock, or otherwise as a result of the recognition of taxable income with respect to an Award. At the time of and as a condition to the delivery of a stock certificate or certificates pursuant to Section 7.6, the Grantee shall pay to the Company in cash any balance owed with respect to such withholding requirements.

     (b) In the discretion of the Committee, any Restriction Agreement may provide that all or any portion of the tax obligations otherwise payable in the manner set forth in paragraph 7.7(a), together with additional taxes not exceeding the actual additional taxes to be owed by the Grantee with respect to the Award, may, upon the irrevocable election of the Grantee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Grantee, or by authorizing the Company to withhold and cancel shares of Stock otherwise deliverable pursuant to Section 7.6, in either case in that number of shares having a Fair Market Value on the date that taxable income is recognized equal to the amount of such taxes thereby being paid, in all cases subject to such restrictions as the Committee may from time to time determine.

ARTICLE VIII
TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     The Board may at any time, (i) cause the Committee to cease granting Options and Awards, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan. However, the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to materially increase the number of shares of Stock available under the Plan to Directors or Officers.

     No termination, amendment or modification of the Plan shall affect adversely a Grantee’s rights under an Option Agreement or Restriction Agreement without the consent of the Grantee or his or her legal representative.

     From and after the first date on which an Option is automatically granted pursuant to Section 6.13, the provisions of such Section 6.13 may not be amended in any manner more frequently than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under the Code or such Act.

ARTICLE IX
MISCELLANEOUS

     9.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards on terms specified by the Committee, which terms may include the grant of new Options or Awards in substitution for them. However, no modification of an Option or Award shall adversely affect a Grantee’s rights under an Option Agreement or Restriction Agreement without the consent of the Grantee or his or her legal representative, and no modification of an existing Option, or grant of a new Option in substitution for the surrender of an existing Option, shall be at an Option Price lower than that of the existing Option at the time it was first granted (as thereafter adjusted pursuant to Section 5.2).

     9.2 Forfeiture for Competition. If a Grantee provides

services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while a Director or an Employee, then that Grantee’s rights under any Options outstanding hereunder shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

     9.3 Plan Binding on Successors. The Plan shall be binding upon the successors of the Company.

     9.4 Headings Not a Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

EMS TECHNOLOGIES, INC.

    The undersigned hereby appoints Alfred G. Hansen, John B. Mowell and William S. Jacobs, and each of them with individual power of substitution, proxies to appear and vote all shares of the common stock of EMS Technologies, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on the 10th day of May 2004, and at all adjournments thereof, as indicated with respect to the following matters:

        (1)

To vote FOR     ☐                or                WITHHOLD AUTHORITY to vote for     ☐
electing the following eight members of the Board of Directors, except as marked to the contrary.

Hermann Buerger,        Robert P. Crozer,        John P. Frazee, Jr.,        Alfred G. Hansen,

John R. Kreick,        John B. Mowell,        Norman E. Thagard,        John L. Woodward, Jr.

INSTRUCTIONS:	A shareholder may withhold authority to vote for any nominee by lining through or otherwise striking out the name of such nominee. The above-named proxies will vote for the election of any nominee whose name is not deleted.

(2)	Proposal to approve amendments to the EMS Technologies, Inc. 1997 Stock Incentive Plan that would (i) increase by 200,000 the number of shares available thereunder; (ii) increase by 30,000 the maximum number of shares that may be optioned thereunder to a single individual in a single calendar year; and (iii) provide that each non-employee director shall receive an automatic grant of an option for 3,000 shares for each year of service beginning with the director’s first election for an additional term, all as described in the Proxy Statement for the Annual Meeting under the heading “Amendment of the 1997 Stock Incentive Plan.”

FOR    ☐                AGAINST    ☐                ABSTAIN    ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND PROPOSAL.

(3)	In accordance with their best judgment upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED HEREON.

IF NO INDICATION IS MADE, IT WILL BE VOTED “FOR” THE LISTED NOMINEES AND PROPOSAL.

PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

EMS TECHNOLOGIES, INC.

The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting of Shareholders, other than the election of Directors and the listed proposal.

This proxy is revocable at any time prior to its use.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To Shareholders:

     Please mark this proxy on the reverse side, date and sign this proxy below, and return it to us promptly in the enclosed envelope, which requires no postage. Please sign exactly as your name appears below and indicate any change of address.

Dated:	, 2004

(L.S.)

(L.S.)

Signature(s) should correspond with name(s) on reverse side. When signing in a fiduciary or representative capacity, give full title as such.